                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

        SUBSIDIARY                                                   PARENT
-----------------------------------------------------------------------------------------------
Read-Rite International                                   Read-Rite Corporation

Read-Rite Holding Company                                 Read-Rite Corporation

Sunward Technologies International                        Read-Rite Corporation

Read-Rite (Thailand) Co. Ltd.                             Read-Rite International

Read-Rite Philippines, Inc.                               Sunward Technologies International